UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated November 9, 2007, filed by ATS Corporation (the “Company” or “ATS”) with the Securities and Exchange Commission on November 13, 2007 (the “Closing 8-K”), announcing the completion of its acquisition of Number Six Software, Inc., a Delaware corporation (“NSS”), pursuant to an Agreement and Plan of Merger and Reorganization, dated October 12, 2007, by and among ATS, NSS, ATS NSS Acquisition, Inc. and certain NSS stockholders.  The information previously reported in the Closing 8-K is hereby incorporated by reference into this Form 8-K/A.  This Form 8-K/A amends Item 9.01 of the Closing 8-K to provide financial statements and pro forma financial statements related to the NSS acquisition within 71 calendar days after the Closing 8-K was initially due to be filed with the SEC (November 15, 2007) pursuant to Items 9.01(a)(4) and 9.01(b)(2).

Item 9.01               Financial Statements and Exhibits

(a) Financial statements of business acquired

Audited Consolidated Financial Statements of Number Six Software, Inc. for the year ended December 31, 2006 are attached as Exhibit 99.1 to this Current Report on Form 8-K/A

Unaudited Consolidated Balance Sheet of Number Six Software, Inc. as of September 30, 2007 and Statements of Operations and Cash Flows for the nine months ended September 30, 2007 and 2006, are attached as Exhibit 99.2 to this Current Report on Form 8-K/A

(b) Pro forma financial information

Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2007 and Statements of Operations for the nine months ended September 30, 2007 and the year ended December 30, 2006, are attached as Exhibit 99.3 to this Current Report on Form 8-K/A

(c) Shell company transactions

Not applicable.

(d) Exhibits

23.1         Auditor Consent

99.1         Audited Financial Statements of Business Acquired

99.2         Unaudited Financial Statements of Business Acquired

99.3         Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 14, 2008

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Auditor Consent

99.1	Audited Financial Statements of Business Acquired

99.2	Unaudited Financial Statements of Business Acquired

99.3	Pro Forma Financial Information